Exhibit 99.1

New Providence Acquisition Corp. II Announces Intention to Liquidate

New York, New York, Nov. 08, 2024 (GLOBE NEWSWIRE) -- New Providence Acquisition Corp. II (Nasdaq: NPAB) (the “Company”) announced today that its board of directors (the “Board”) has determined that the Company will (i) abandon and not implement the proposal to extend the date by which the Company must consummate an initial business combination from November 9, 2024 to November 9, 2025, which proposal was approved by the Company’s stockholders at the special meeting of stockholders held on November 1, 2024, (ii) cease all operations except for the purpose of winding up as soon as practicable, (iii) as promptly as reasonably possible redeem the shares of its Class A common stock (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iv) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders and the Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. New Providence Acquisition II LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of the Company’s Class B common stock issued prior to the IPO, including shares of the Company’s Class A common stock issued upon conversion of such Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of franchise and income taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.89 per share (the “Redemption Amount”) after the payment of up to $100,000 of dissolution expenses, but before the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out within ten business days after the instruction to Continental to commence the Redemption and Liquidation.

About New Providence Acquisition Corp. II

New Providence Acquisition Corp. II is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not yet selected any specific business combination target.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

Please send inquiries to info@npa-corp.com.